
                  TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                                EXHIBIT II

                   COMPUTATION OF EARNINGS PER COMMON SHARE
                   ----------------------------------------
                                           1 9 9 6      1 9 9 5      1 9 9 4
                                         -----------  -----------  -----------
Primary earnings:

Net income (loss)                         $  192,048   $  155,146   $ (658,696)
                                         -----------  -----------  -----------

Shares:
Weighted common shares outstanding         7,524,539    6,899,400    6,899,400
Employees stock options                      116,328      255,842           --
Options to The Harriman Group                     --      506,035           --
B warrants                                        --           --           --
Underwriter options                               --        4,234           --
                                         -----------  -----------  -----------

Total weighted shares outstanding          7,640,867    7,665,511    6,899,400
                                         -----------  -----------  -----------

Primary earnings per share               $       .03  $       .02  $      (.10)
                                         ===========  ===========  ===========

Fully diluted earnings:

Net income (loss)                         $  192,048   $  155,146  $  (658,696)
                                         -----------  -----------  -----------

Shares:
Weighted  common shares outstanding        7,524,539    6,899,400    6,899,400
Employee stock options                       116,328      301,956           --
Options to The Harriman Group                     --      525,789           --
B warrants                                        --           --           --
Underwriter options                               --       11,179           --
                                         -----------  -----------  -----------

Total weighted shares outstanding          7,640,867    7,738,324    6,899,400
                                         -----------  -----------  -----------

Fully diluted earnings per common share  $       .03  $       .02  $      (.10)
                                         ===========  ===========  ===========

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